Exhibit 99.1

News Release

Cenveo Announces Senior Management Appointments
Mark S. Hiltwein promoted to President of Field Sales and Manufacturing
Kenneth P. Viret promoted to Senior Vice President and Chief Financial Officer
Scott J. Goodwin announced as Corporate Controller

STAMFORD, CT – (June 3, 2009) – Robert G. Burton, Chairman and Chief Executive Officer of Cenveo, Inc. (NYSE: CVO), announced today several management appointments designed to add leadership and operational strength to the organization. These appointments are designed to leverage the talent of Cenveo as it looks to drive further operational improvement across the Company and continue its leadership as the printing industry’s low cost producer.

Effective today, Mark S. Hiltwein has been promoted to the position of President of Field Sales and Manufacturing for Cenveo.

Mr. Hiltwein is a CPA who has been with Cenveo since 2007 as the Executive Vice President and Chief Financial Officer. A graduate from Kean University, Mark served in a number of financial and executive management positions prior to joining Cenveo. Specifically, he served as Chief Financial Officer at the commercial printing companies Moore Wallace Incorporated and L.P. Thebault Company.

Robert G. Burton, Cenveo’s Chairman and Chief Executive Officer, stated:
“As we continue to drive efficiencies across our platform, I felt that we needed to focus our management resources on continuing to integrate and grow our operations, especially during this period of economic uncertainty. We need to continue to be the low cost provider in the printing industry. Therefore, I have decided to promote Mark Hiltwein to the position of President of Field Sales and Manufacturing. Mark has successfully completed every task we have given him here at Cenveo as CFO, and his desire to get back into operations makes him an ideal candidate for this important role.  He fully understands our game plan and I feel very confident he will be successful in continuing to integrate Cenveo organization and in leveraging our strong sales and manufacturing capabilities across our platform.”

Mr. Burton also announced the promotions of Kenneth P. Viret to the role of Senior Vice President and Chief Financial Officer and Scott J. Goodwin to the role of Corporate Controller.

Mr. Burton continued:
 “Ken has a long and outstanding track record as a financial executive. He has done an outstanding job as Corporate Controller since he joined Cenveo in 2005. He has also held other senior financial management positions at Triarc Companies, Inc., Loral Space & Communications and Coopers & Lybrand. Ken is a graduate of Pace University and a Certified Public Accountant. I believe that Ken is the most qualified choice for this critical position within and outside of Cenveo.”

Scott Goodwin previously held the position of Assistant Corporate Controller. Prior to joining Cenveo he spent seven years in public accounting at Deloitte & Touche. He is a CPA and received his degree in accounting from The Citadel.

Mr. Burton concluded:
“The fact that we have such a deep and talented team of executives speaks to the strength of our organization. I have every confidence that these three individuals, along with the rest of our management team, are the right people to lead our organization into the future. As I have stated many times before, as we continue to grow our operations, we will constantly look to give all our employees the opportunity to expand their roles to continue to deliver the type of results that we commit to our shareholders.”

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Cenveo (NYSE: CVO), headquartered in Stamford, Connecticut, is a leader in the management and distribution of print and related products and services.  The Company provides its customers with low-cost solutions within its core businesses of commercial printing and packaging, envelope, form, and label manufacturing, and publisher services; offering one-stop services from design through fulfillment. Cenveo delivers everyday for its customers through a network of production, fulfillment, content management, and distribution facilities across the globe.

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Statements made in this release, other than those concerning historical financial information, may be considered “forward-looking statements,” which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  In view of such uncertainties, investors should not place undue reliance on our forward-looking statements.  Such statements speak only as of the date of this release, and we undertake no obligation to update any forward-looking statements made herein.  Factors that could cause actual results to differ materially from management’s expectations include, without limitation: (i) a decline of our consolidated or individual reporting units’ operating performance as a result of the current economic environment could affect the results of our operations and financial position, including the impairment of our goodwill and other long-lived assets; (ii) our substantial indebtedness could impair our financial condition and prevent us from fulfilling our business obligations; (iii) our ability to service or refinance our debt; (iv) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (v) additional borrowings are available to us that could further exacerbate our risk exposure from debt;  (vi) our ability to successfully integrate acquisitions; (vii) intense competition in our industry; (viii) the absence of long-term customer agreements in our industry, subjecting our business to quarterly and cyclical fluctuations; (ix) factors affecting the U.S. postal services, impacting demand for our products; (x) the availability of the Internet and other electronic media affecting demand for our products; (xi) increases in paper costs and decreases in its availability; (xii) our labor relations; (xiii) compliance with environmental rules and regulations; and (xiv) dependence on key management personnel. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business. Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at http://www.cenveo.com.

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.